                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2000


                                TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      1-12259               13-3527249
----------------------------           -----------        -------------------
(State or other jurisdiction           (Commission        (I.R.S. Employer
       of incorporation)               File Number)       Identification No.)

                    75 Rockefeller Plaza, New York, NY 10019
                    ----------------------------------------
              (Address of principal executive offices)  (zip code)

                                (212) 484-8000
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                Not Applicable
             -----------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a)  Pro Forma Consolidated Condensed Financial Statements

  As described more fully in Time Warner Inc.'s ("Time Warner") Current Report on Form 8-K dated January 10, 2000, America Online, Inc. ("America Online") and Time Warner entered into an Agreement and Plan of Merger dated as of January 10, 2000 (the "Merger"). As part of the Merger, America Online and Time Warner will form a new holding company ("AOL Time Warner") which will be the parent of two wholly owned subsidiaries, America Online and Time Warner.

  The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the Merger on the historical financial position and operating results of America Online and Time Warner. Because America Online and Time Warner have different fiscal years, and the combined company will adopt the calendar year-end of Time Warner, pro forma operating results are presented on two different bases: (1) a June 30th fiscal-year basis, which is consistent with America Online's historical fiscal year-end and (2) a December 31st calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the Merger.

  The following pro forma consolidated condensed balance sheet of AOL Time Warner at September 30, 1999 gives effect to the Merger as if it occurred as of that date. On a June 30th fiscal-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the three months ended September 30, 1999 and the year ended June 30, 1999 give effect to the Merger as if it occurred as of July 1, 1998. On a December 31st calendar-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the Merger as if it occurred as of January 1, 1998. In addition, the pro forma consolidated condensed statements of operations of AOL Time Warner for the years ended June 30, 1999 and December 31, 1998 also give effect to Time Warner's consolidation of the operating results of Time Warner Entertainment Company, L.P. ("TWE") and certain related companies, which were formerly accounted for under the equity method of accounting, as described more fully in Time Warner's Current Report on Form 8-K dated August 3, 1999, which is incorporated herein by reference.

  The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of America Online, Time Warner and TWE. For America Online, those financial statements are included in America Online's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and its Annual Report on Form 10-K for the year ended June 30, 1999, which are incorporated herein by reference, and which have been adjusted for a 2-for-1 common stock split in November 1999 and the effects of certain business combinations accounted for as a pooling-of-interests. For Time Warner and TWE, those financial statements are included in Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and Time Warner's Annual Report on Form 10-K for the year ended December 31, 1998, as amended, which are incorporated herein by reference.

  The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of AOL Time Warner that would have occurred had the Merger been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of AOL Time Warner.

The Merger

     The Merger will be structured as a stock-for-stock exchange. America Online and Time Warner will initially form a new holding company called AOL Time Warner. AOL Time Warner will thereafter form two wholly owed subsidiaries. Upon the closing of the transaction, one such subsidiary will merge with and into America Online and one such subsidiary will merge with and into Time Warner. As a result, America Online and Time Warner will become wholly owned subsidiaries of AOL Time Warner. As part of the Merger, each issued and outstanding share of each class of common stock of Time Warner will be converted into 1.5 shares of an identical series of common stock of AOL Time Warner. In addition, each issued and outstanding share of each class of preferred stock of Time Warner will be converted into one share of preferred stock of AOL Time Warner, which will have substantially identical terms except that such shares will be convertible into approximately 6.25 shares of AOL Time Warner common stock. Lastly, each issued and outstanding share of capital stock of America Online will be converted into one share of an identical series of capital stock of AOL Time Warner.

  As a result of the Merger, the former shareholders of AOL will have a 55% interest in AOL Time Warner and the former shareholders of Time Warner will have a 45% interest in the combined entity, expressed on a fully diluted basis. The Merger is expected to be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations.

  Under the purchase method of accounting, the estimated cost of approximately $146 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets to be acquired has been made to goodwill and other intangible assets. The work needed to provide the basis for estimating these fair values has not been completed. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially from the preliminary allocation.

     Pro forma adjustments for the Merger include:

  . the issuance of approximately 1.9 billion shares of common stock of AOL Time Warner in exchange for all 1.3 billion outstanding shares of Time Warner common stock;

  . the issuance of approximately 8.4 million shares of convertible preferred stock of AOL Time Warner in exchange for all 8.4 million outstanding shares of Time Warner convertible preferred stock;

  . the issuance of options to purchase approximately 209 million shares of common stock of AOL Time Warner in exchange for all of the 139 million outstanding options to purchase shares of Time Warner common stock; and

  . the incurrence of approximately $300 million of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees.

     No pro forma adjustments are necessary to reflect the merger of America Online into a separate wholly owned subsidiary of AOL Time Warner because America Online's net assets will be recorded at their historical cost basis and the exchange ratio for America Online common stock is one-to-one. In addition, in December 1999, America Online agreed to acquire MapQuest.com, Inc. ("MapQuest") in a stock-for-stock exchange for approximately 13 million shares of AOL common stock. The transaction is expected to close in the spring of 2000 and is expected to be accounted for as a pooling-of-interests. Further, in January 2000, Time Warner agreed to form a global music joint venture with EMI Group plc ("EMI"). Time Warner will acquire a 50% controlling interest in the joint venture and account for the transaction under the purchase method of accounting. The transaction is expected to close by the end of 2000, subject to regulatory and EMI shareholder approval. Because those transactions are not significant to the consolidated condensed balance sheet of AOL Time Warner or to pro forma net income of AOL Time Warner for any of the periods presented herein, such transactions have not been reflected in these pro forma financial statements.

     Management expects that the strategic benefits of the Merger will result in incremental revenue opportunities for the combined company. Those opportunities include, but are not limited to, the ability to cross-promote the combined company's products and services and the ability to offer consumers expanded broadband and online services. However, such incremental revenues have not been reflected in the accompanying pro forma consolidated condensed statements of operations of AOL Time Warner.

     The Merger is expected to close in the fall of 2000 and is subject to customary closing conditions, including the approval of the shareholders of each of America Online and Time Warner and all necessary regulatory approvals. There can be no assurance that such approvals will be obtained.

                              AOL TIME WARNER INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                             (millions, unaudited)

                                                                                           AOL
                                                            Time         Pro Forma     Time Warner
                                               AOL(a)     Warner(b)    Adjustments(c)   Pro Forma
                                              ---------  ------------  ---------------  ---------
ASSETS
Cash and equivalents........................  $1,330       $   645         $      -      $  1,975
Other current assets........................   1,078         7,955                -         9,033
                                              ------       -------         --------      --------

Total current assets........................   2,408         8,600                -        11,008

Noncurrent inventories......................       -         3,942                -         3,942
Investments.................................   2,760         1,702                -         4,462
Property, plant and equipment, net..........     744         8,489                -         9,233
Goodwill and other intangibles, net.........     422        24,042          175,465       199,929
Other assets................................     168         1,657                -         1,825
                                              ------       -------         --------      --------

Total assets................................  $6,502       $48,432         $175,465      $230,399
                                              ======       =======         ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Total current liabilities...................  $2,011       $ 8,576         $    300      $ 10,887

Long-term debt and other obligations(1).....     346        19,617                -        19,963
Deferred income taxes.......................       5         3,848           34,976        38,829
Other long-term liabilities.................     291         4,430                -         4,721
Minority interests..........................       -         3,175                -         3,175

Shareholders' equity
Preferred stock.............................       -             1                -             1
Series LMCN-V common stock..................       -             1                -             1
Common stock................................      22            12                6            40
Paid-in capital.............................   3,068        12,880          136,075       152,023
Accumulated earnings (deficit)..............     335        (3,952)           3,952           335
Accumulated other comprehensive income......     424          (156)             156           424
                                              ------       -------         --------      --------

Total shareholders' equity..................   3,849         8,786          140,189       152,824
                                              ------       -------         --------      --------

Total liabilities and shareholders' equity..  $6,502       $48,432         $175,465      $230,399
                                              ======       =======         ========      ========

-------------------
(1) For Time Warner, includes $1.230 billion of borrowings against future stock option proceeds and $575 million of mandatorily redeemable preferred securities of subsidiaries.

                            See accompanying notes.

                              AOL TIME WARNER INC.
          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (unaudited)

(a) Reflects the historical financial position of America Online at September 30, 1999. America Online's historical common stock and paid-in capital as of September 30, 1999 have been restated to reflect the effect of a 2-for-1 common stock split that occurred in November 1999.

(b) Reflects the historical financial position of Time Warner at September 30, 1999.

(c) Pro forma adjustments to record the Merger as of September 30, 1999 reflect:

     .  an increase in equity of $130.758 billion relating to the issuance of
        1.930 billion shares of AOL Time Warner common stock (including 171.2 million shares relating to the conversion of 114.1 million outstanding shares of Time Warner's Series LMCN-V common stock into an identical class of common stock of AOL Time Warner), $0.01 par value per share, in exchange for approximately 1.287 billion outstanding shares of Time Warner common stock, based on an exchange ratio of 1.5 to 1. The AOL Time Warner common shares to be issued were valued based on a price per share of $67.75, which is the average market price of America Online common stock for the period before and after the date the merger was agreed to and announced;

     . an increase in equity of $3.557 billion relating to the issuance of approximately 8.404 million shares of AOL Time Warner convertible preferred stock, $0.10 par value per share, in exchange for all outstanding shares of Time Warner convertible preferred stock. The AOL Time Warner preferred shares to be issued, which will each be convertible into 6.24792 shares of AOL Time Warner common stock, were valued based on their common equivalent value of $423.30 per share;

     . an increase in equity of $11.636 billion relating to the issuance of options to purchase 208.455 million shares of common stock of AOL Time Warner in exchange for all of the 138.970 million outstanding options to purchase shares of Time Warner common stock, based on a value per common share of $55.82 calculated using the Black-Scholes option pricing model;

     . an increase in accrued expenses of approximately $300 million relating to the incurrence of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees;

     . the elimination of approximately $15.377 billion of Time Warner's pre-existing goodwill;

     . the preliminary allocation of the excess of the $146.251 billion purchase price, including transaction costs, over the book value of the net assets acquired to (i) goodwill in the amount of $95.842 billion,
        (ii) other intangible assets in the amount of $95 billion and (iii) deferred income taxes in the amount of $38 billion. The final allocation of the purchase price will be determined after the completion of the Merger and will be based on a comprehensive final evaluation of the fair value of Time Warner's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the Merger;

     . a reduction of $3.024 billion in deferred income tax liabilities and a corresponding increase in paid-in capital relating to the elimination of America Online's deferred tax valuation allowance against stock option-related tax benefits that will become realizable as a direct result of the Merger; and

     . a decrease in shareholders' equity of $8.786 billion relating to the elimination of Time Warner's historical shareholders' equity.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 1999
                (millions, except per share amounts; unaudited)




                                                                                                         AOL
                                                                           Time        Pro Forma     Time Warner
                                                               AOL(d)    Warner (e)  Adjustments(f)   Pro Forma
                                                             ----------  ----------  ---------------  ----------

Revenues...................................................   $1,467       $ 6,723        $     -       $ 8,190

Cost of revenues (1).......................................     (791)       (3,718)             -        (4,509)
Selling, general and administrative (1)....................     (372)       (1,874)             -        (2,246)
Gain on sale or exchange of cable systems and investments..        -           477              -           477
Amortization of goodwill and other intangible assets.......      (18)         (321)        (1,776)       (2,115)
                                                              ------       -------        -------       -------

Business segment operating income (loss)...................      286         1,287         (1,776)         (203)
Interest and other, net....................................       37          (490)             -          (453)
Minority interest..........................................        -           (59)             -           (59)
Corporate expenses.........................................      (21)          (40)             -           (61)
                                                              ------       -------        -------       -------

Income (loss) before income taxes..........................      302           698         (1,776)         (776)
Income tax benefit (provision).............................     (118)         (317)           380           (55)
                                                              ------       -------        -------       -------

Income (loss) before extraordinary item....................      184           381         (1,396)         (831)
Preferred dividend requirements............................        -            (9)             -            (9)
                                                              ------       -------        -------       -------

Income (loss) applicable to common shares before
 extraordinary item........................................   $  184       $   372        $(1,396)      $  (840)
                                                              ======       =======        =======       =======

Income (loss) per common share before extraordinary item:
 Basic.....................................................    $0.08         $0.29                       $(0.20)
                                                              ======       =======                      =======
 Diluted...................................................    $0.07         $0.28                       $(0.20)
                                                              ======       =======                      =======

Average common shares:
 Basic.....................................................    2,221         1,289                        4,154
                                                              ======       =======                      =======
 Diluted...................................................    2,575         1,398                        4,154
                                                              ======       =======                      =======

EBITDA (l)(m)..............................................   $  365       $ 1,928        $     -       $ 2,293
                                                              ======       =======        =======       =======
---------------
(1) Includes depreciation expense of:......................   $   61       $   320        $     -       $   381
                                                              ======       =======        =======       =======

                            See accompanying note.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999
                (millions, except per share amounts; unaudited)




                                                                                                           AOL
                                                                            Time         Pro Forma     Time Warner
                                                               AOL(d)     Warner(g)    Adjustments(f)   Pro Forma
                                                             ----------  ------------  ---------------  ----------

Revenues...................................................  $ 4,777      $ 26,482          $     -      $ 31,259

Cost of revenues (1).......................................   (2,657)      (14,609)               -       (17,266)
Selling, general and administrative (1)....................   (1,431)       (7,162)               -        (8,593)
Gain on sale or exchange of cable systems and investments..        -           795                -           795
Gain on early termination of video distribution agreement..        -           215                -           215
Amortization of goodwill and other intangible assets.......      (65)       (1,291)          (7,101)       (8,457)
Merger, restructuring and other charges....................      (95)            -                -           (95)
                                                             -------      --------          -------      --------

Business segment operating income (loss)...................      529         4,430           (7,101)       (2,142)
Interest and other, net....................................      638        (2,117)               -        (1,479)
Minority interest..........................................        -          (418)               -          (418)
Corporate expenses.........................................      (71)         (164)               -          (235)
                                                             -------      --------          -------      --------

Income (loss) before income taxes..........................    1,096         1,731           (7,101)       (4,274)
Income tax benefit (provision).............................     (334)         (871)           1,520           315
                                                             -------      --------          -------      --------

Net income (loss)..........................................      762           860           (5,581)       (3,959)
Preferred dividend requirements............................        -          (416)               -          (416)
                                                             -------      --------          -------      --------

Net income (loss) applicable to common shares..............  $   762      $    444          $(5,581)     $ (4,375)
                                                             =======      ========          =======      ========

Net income (loss) per common share:
 Basic.....................................................    $0.37         $0.36                         $(1.11)
                                                             =======      ========                       ========
 Diluted...................................................    $0.30         $0.36                         $(1.11)
                                                             =======      ========                       ========

Average common shares:
 Basic.....................................................    2,081         1,231                          3,928
                                                             =======      ========                       ========
 Diluted...................................................    2,555         1,231                          3,928
                                                             =======      ========                       ========

EBITDA (l)(m)..............................................  $   827      $  6,951          $     -      $  7,778
                                                             =======      ========          =======      ========
---------------
(1) Includes depreciation expense of:......................  $   233      $  1,230          $     -      $  1,463
                                                             =======      ========          =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.
     NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (unaudited)


(d) Reflects the historical operating results of America Online for the three months ended September 30, 1999 and the year ended June 30, 1999. Outstanding share and per share information for America Online has been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, certain reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(e) Reflects the historical operating results of Time Warner for the three months ended September 30, 1999, including certain reclassifications that have been made to conform to AOL Time Warner's combined financial statements presentation.

(f) Pro forma adjustments to record the Merger for the three months ended September 30, 1999 and the year ended June 30, 1999 reflect:

     . increases of $1.908 billion and $7.634 billion, respectively, in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets, and are each amortized on a straight-line basis over a twenty-five year weighted-average period;

     . decreases of $132 million and $533 million, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

     . increases of $380 million and $1.520 billion, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

     In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of common stock of AOL Time Warner in the Merger, based on Time Warner's historical weighted average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(g) Reflects the historical operating results of Time Warner for the year ended June 30, 1999, as adjusted to reflect Time Warner's consolidation of TWE and certain related companies for all periods prior to 1999. In order to conform Time Warner's fiscal year-end from a calendar year basis to America Online's June 30th year-end, Time Warner's historical operating results have been derived from the combination of Time Warner's quarterly historical operating results for the year ended June 30, 1999. In addition, as shown in the following reconciliation, Time Warner's historical operating results for such period have been adjusted to reflect Time Warner's consolidation of TWE and certain related companies for the six-month period ended December 31, 1998 in which those entities were accounted for under the equity method of accounting. A complete description of Time Warner's consolidation of TWE and certain related companies, and the nature of the pro forma adjustments related thereto, has been made in Time Warner's Current Report on Form 8-K dated August 3, 1999, which is incorporated by reference herein.

                              AOL TIME WARNER INC.
     NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                             (millions, unaudited)


  A summary of how the Time Warner results of operations for the year ended June 30, 1999 were derived is presented below:

                                                  Entertain-
                                   Time Warner    ment Group                            Time Warner
                                   Historical     Historical          Intercompany       Pro Forma       Time Warner    Time Warner
                                     6 Mos.         6 Mos.            Eliminations         6 Mos.         Historical     Pro Forma
                                     Ended          Ended           and Consolidating      Ended         6 Mos. Ended   Year Ended
                                    12/98(1)       12/98(1)           Adjustments(2)       12/98          6/30/99(3)     6/30/99(4)
                                    --------       --------         -----------------     --------        ----------    ----------
Revenues.......................     $  7,773       $  6,491               $(404)          $ 13,860       $   12,622    $   26,482
Business segment operating               942            899                 (55)             1,786            2,644         4,430
 income (loss)(a)(b)...........
Equity in pretax income of                83              -                 (83)                 -                -             -
 Entertainment Group...........
Interest and other, net........         (614)          (618)                 12             (1,220)            (897)       (2,117)
Minority interest..............            -           (118)                 (1)              (119)            (299)         (418)
Income (loss) before income              363            127                (127)               363            1,368         1,731
 taxes.........................
Income tax benefit (provision).         (234)           (60)                 60               (234)            (637)         (871)
Net income (loss)..............          129             67                 (67)               129              731           860
Preferred dividend requirements         (380)             -                   -               (380)             (36)         (416)
Net income (loss) applicable        $   (251)      $     67               $ (67)          $   (251)      $      695    $      444
 to common shares..............
Basic and diluted income
 (loss) per common
 share.........................       $(0.21)                                               $(0.21)           $0.56         $0.36
                                    ========                                              ========       ==========    ==========
Average common shares:.........      1,214.9                                               1,214.9          1,246.2       1,230.6
                                    ========                                              ========       ==========    ==========
-------------------
(a) Includes depreciation           $    187       $    458               $   -           $    645       $      585    $    1,230
 expense of:...................     ========       ========               =====           ========       ==========    ==========
(b) Includes amortization           $    402       $    251               $  11           $    664       $      627    $    1,291
 expense of:...................     ========       ========               =====           ========       ==========    ==========

-------------------
(1) Reflects the historical and operating results of Time Warner and the Entertainment Group, which substantially consists of TWE, as of and for the six months ended December 31, 1998. Certain reclassifications have been made to conform to the new, consolidated presentation.
(2) Adjustments reflect the elimination of all significant intercompany accounts and transactions between Time Warner and the Entertainment Group and other consolidating adjustments necessary to prepare a consolidated set of financial statements.
(3)  As filed in Time Warner's Current Report on Form 8-K dated August 3, 1999.
(4) Per common share amounts for the six-month period and full year have been calculated separately. Accordingly, per share amounts for the six-month periods do not add to the annual amount because of differences in the average common shares outstanding during each period.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                (millions, except per share amounts; unaudited)


                                                                                                            AOL
                                                                             Time         Pro Forma     Time Warner
                                                                AOL(h)     Warner(i)    Adjustments(j)   Pro Forma
                                                              ----------  ------------  ---------------  ----------

Revenues....................................................  $ 4,097      $ 19,345          $     -      $ 23,442

Cost of revenues (1)........................................   (2,225)      (10,550)               -       (12,775)
Selling, general and administrative (1).....................   (1,144)       (5,379)               -        (6,523)
Gain on sale or exchange of cable systems and investments...        -         1,248                -         1,248
Gain on early termination of video distribution agreement...        -           215                -           215
Amortization of goodwill and other intangible assets........      (51)         (948)          (5,327)       (6,326)
Merger, restructuring and other charges.....................      (93)            -                -           (93)
                                                              -------      --------          -------      --------

Business segment operating income (loss)....................      584         3,931           (5,327)         (812)
Interest and other, net.....................................      654        (1,387)               -          (733)
Minority interest...........................................        -          (358)               -          (358)
Corporate expenses..........................................      (61)         (120)               -          (181)
                                                              -------      --------          -------      --------

Income (loss) before income taxes...........................    1,177         2,066           (5,327)       (2,084)
Income tax benefit (provision)..............................     (422)         (954)           1,140          (236)
                                                              -------      --------          -------      --------

Income (loss) before extraordinary item.....................      755         1,112           (4,187)       (2,320)
Preferred dividend requirements.............................        -           (45)               -           (45)
                                                              -------      --------          -------      --------

Income (loss) applicable to common shares before
 extraordinary item.........................................  $   755      $  1,067          $(4,187)     $ (2,365)
                                                              =======      ========          =======      ========

Income (loss) per common share before extraordinary item:
 Basic......................................................    $0.35         $0.85                         $(0.58)
                                                              =======      ========                       ========
 Diluted....................................................    $0.29         $0.82                         $(0.58)
                                                              =======      ========                       ========

Average common shares:
 Basic......................................................    2,165         1,261                          4,057
                                                              =======      ========                       ========
 Diluted....................................................    2,580         1,400                          4,057
                                                              =======      ========                       ========

EBITDA (l)(m)...............................................  $   822      $  5,784          $     -      $  6,606
                                                              =======      ========          =======      ========
---------------
(1) Includes depreciation expense of:.......................  $   187      $    905          $     -      $  1,092
                                                              =======      ========          =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                (millions, except per share amounts; unaudited)




                                                                                                           AOL
                                                                            Time         Pro Forma     Time Warner
                                                               AOL(h)     Warner(k)    Adjustments(j)   Pro Forma
                                                             ----------  ------------  ---------------  ----------

Revenues...................................................  $ 3,847      $ 26,244          $     -      $ 30,091

Cost of revenues (1).......................................   (2,254)      (14,820)               -       (17,074)
Selling, general and administrative (1)....................   (1,227)       (7,070)               -        (8,297)
Gain on sale or exchange of cable systems and investments..        -           108                -           108
Amortization of goodwill and other intangible assets.......      (48)       (1,330)          (7,102)       (8,480)
Merger, restructuring and other charges....................     (147)            -                -          (147)
                                                             -------      --------          -------      --------

Business segment operating income (loss)...................      171         3,132           (7,102)       (3,799)
Interest and other, net....................................       41        (2,122)               -        (2,081)
Minority interest..........................................        -          (266)               -          (266)
Corporate expenses.........................................      (62)         (158)               -          (220)
                                                             -------      --------          -------      --------

Income (loss) before income taxes..........................      150           586           (7,102)       (6,366)
Income tax benefit (provision).............................      (30)         (418)           1,520         1,072
                                                             -------      --------          -------      --------

Net income (loss)..........................................      120           168           (5,582)       (5,294)
Preferred dividend requirements............................        -          (540)               -          (540)
                                                             -------      --------          -------      --------

Net income (loss) applicable to common shares..............  $   120      $   (372)         $(5,582)     $ (5,834)
                                                             =======      ========          =======      ========

Net income (loss) per common share:
 Basic.....................................................    $0.06        $(0.31)                        $(1.56)
                                                             =======      ========                       ========
 Diluted...................................................    $0.05        $(0.31)                        $(1.56)
                                                             =======      ========                       ========

Average common shares:
 Basic.....................................................    1,951         1,195                          3,744
                                                             =======      ========                       ========
 Diluted...................................................    2,360         1,195                          3,744
                                                             =======      ========                       ========

EBITDA (l)(m)..............................................  $   413      $  5,767          $     -      $  6,180
                                                             =======      ========          =======      ========
---------------
(1) Includes depreciation expense of:......................  $   194      $  1,305          $     -      $  1,499
                                                             =======      ========          =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.
     NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (unaudited)

(h) Reflects the historical operating results of America Online for the nine months ended September 30, 1999 and the year ended December 31, 1998. In order to conform America Online's fiscal year end of June 30th to a calendar-year basis, these operating results have been derived from the combination of America Online's quarterly historical operating results for such periods. In addition, outstanding share and per share information for America Online has been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, certain reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(i) Reflects the historical operating results of Time Warner for the nine months ended September 30, 1999, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(j) Pro forma adjustments to record the Merger for the nine months ended September 30, 1999 and the year ended December 31, 1998 reflect:

     . increases of $5.725 billion and $7.634 billion, respectively, in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets and are each amortized on a straight-line basis over a twenty-five year weighted-average period;

     . decreases of $398 million and $532 million, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

     . increases of $1.140 billion and $1.520 billion, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

     In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of common stock of AOL Time Warner in the Merger, based on Time Warner's historical weighted average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(k) Reflects the pro forma operating results of Time Warner for the year ended December 31, 1998 giving effect to the consolidation of TWE and certain related companies, which were formerly accounted for under the equity method of accounting, as described more fully in Time Warner's Current Report on Form 8-K dated August 3, 1999.

(l) EBITDA includes a number of significant and nonrecurring items. The aggregate effect of those items for each period, as well as the adjusted EBITDA excluding such amounts, is as follows:

                            Three Months              Nine Months
                               Ended      Year Ended     Ended     Year Ended
                             Sept. 30,     June 30,    Sept. 30,    Dec. 31,
                               1999          1999         1999        1999
                            ------------  ----------  -----------  ----------
     Increase (decrease) in
       EBITDA                  $  477       $  890       $1,345      $  (39)
                               ======       ======       ======      ======

     Adjusted EBITDA           $1,816       $6,888       $5,261      $6,219
                               ======       ======       ======      ======

     See the historical financial statements and related notes contained in the Annual and Quarterly Reports of America Online and Time Warner which have been incorporated by reference herein.

(m) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, EBITDA as defined herein may not be comparable to similarly titled measures reported by other companies.

(b)  Unaudited Pro Forma Consolidated Condensed Financial Statements:

     (i)  Time Warner Inc.:

          (A) Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1999;
          (B)  Notes to the Pro Forma Consolidated Condensed Balance Sheet
          (C) Pro Forma Consolidated Condensed Statements of Operations for the three months ended September 30, 1999;
          (D) Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30, 1999;
          (E)  Notes to Pro Forma Consolidated Condensed Statements of
               Operations;
          (F) Pro Forma Consolidated Condensed Statements of Operations for the nine months ended September 30, 1998;
          (G) Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 1998; and
          (H) Notes to the Pro Forma Consolidated Condensed Statements of Operations.

(c)  Exhibits:

     (i)  Exhibit 23: Consent of Ernst & Young LLP, Independent Auditors.

     (ii) Exhibit 99(a): Financial Statements of America Online, Inc., incorporated by reference from its (i) Annual Report on Form 10-K for the year ended June 30, 1999 and (ii) Quarterly Report on Form 10-Q for the three months ended September 30, 1999.

EXHIBIT INDEX


                                                                                                         Sequential
Exhibit                                                                                                     Page
  No.                                       Description of Exhibits                                        Number
-------                                     -----------------------                                      -----------
23       Consent of Ernst & Young LLP, Independent Auditors.
99(a)    Exhibit 99(a): Financial Statements of America Online, Inc., incorporated by reference from          *
         its (i) Annual Report on Form 10-K for the year ended June 30, 1999 and (ii) Quarterly Report on Form 10-Q for the three months ended September 30, 1999.



_______________
* Incorporated by reference.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TIME WARNER INC.



                                    By:         /s/ James W. Barge
                                            ------------------------------
                                    Name:   James W. Barge
                                    Title:  Vice President and Controller

Date:  February 11, 2000